SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 June 18, 1998


                            Gables Residential Trust
             (Exact name of Registrant as specified in its charter)




        Maryland                       1-12590                   58-2077868
(State or other jurisdiction       (Commission File         (I.R.S. Employer of
        incorporation)                  Number)              Identification No.)



                       2859 Paces Ferry Road, Suite 1450
                             Atlanta, Georgia 30339
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                  770-436-4600

Item 5. OTHER EVENTS.

     On June 18, 1998, Gables Residential Trust (the "Company") completed the public offering of 3,310,800 common shares of beneficial interest, par value $.01 per share ("Common Shares"), directly to five institutional investors at a public offering price of $27.00 per share. The offering of the Common Shares was made pursuant to a Prospectus Supplement dated June 10, 1998 relating to the Prospectus dated August 11, 1997 filed with the Company's shelf registration statement on Form S-3 (File No. 333-30093).

     The net proceeds to the Company from the sale of the Common Shares, after anticipated issuance costs, are estimated to be approximately $87.6 million. The Company will use the net proceeds to reduce borrowings under its credit facilities.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial statements of business acquired:

                Not Applicable

     (b)  Pro Forma financial information:

                Not Applicable

     (c)  Exhibits:

Exhibit No.
-----------

5.   Opinion as to the legality of the Common Shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 18, 1998                               GABLES RESIDENTIAL TRUST



                                                     /s/ Marvin R. Banks, Jr.
                                                     ---------------------------
                                                     By: Marvin R. Banks, Jr.
                                                     Senior Vice President
                                                     and Chief Financial Officer